                                                            Exhibit (a)(1)(iii)

                         NOTICE OF GUARANTEED DELIVERY
                     For Tender of Shares of Common Stock

                                      of

                         Coinmach Laundry Corporation

  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $0.01 per share (the "Shares"), of Coinmach Laundry Corporation, a Delaware corporation, are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase, dated May 26, 2000 (the "Offer to Purchase")). This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mailed to First Union National Bank (the "Depositary"). See "THE TENDER OFFER--Procedures for Tendering Shares" of the Offer to Purchase.

                       The Depositary for the Offer is:

                           First Union National Bank

             By Mail                   By Facsimile Transmission:          By Hand or Overnight Courier

    First Union National Bank                (704) 590-0292                First Union National Bank
         Equity Services                                                        Equity Services
1525 West W.T. Harris Boulevard,
               3C3                                                    1525 West W.T. Harris Boulevard, 3C3
    Charlotte, NC 28262-1153                                                Charlotte, NC 28262-1153

                             Confirm by Telephone:
                                (704) 590-7599

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

  The undersigned hereby tenders to CLC Acquisition Corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedure set forth under "THE TENDER OFFER-- Procedures for Tendering Shares" of the Offer to Purchase.


 Signature(s): ______________________   Address(es) __________________________

 Name(s) of Record Holders              --------------------------------------
                                                                      Zip Code
 ------------------------------------
         Please Type or Print           Area Code and Tel. No.(s) ____________

 Number of Shares ___________________   (Check the box below if Shares will
                                        be tendered by book-entry transfer)
 Certificate Nos. (If Available)
                                            [_]  The Depositary Trust Company
 ------------------------------------
                                        Account Number _______________________
 ------------------------------------

 Dated_________________________, 2000


                                   GUARANTEE
                   (Not to be used for signature guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at the Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

 ------------------------------------   --------------------------------------
             Name of Firm                        Authorized Signature

 ------------------------------------   --------------------------------------
               Address                           Please Type or Print

 ------------------------------------   Title: _______________________________
                             Zip Code
                                        Dated __________________________, 2000
 Area Code and Tel. No. _____________


 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES MUST
      BE SENT WITH YOUR LETTER OF TRANSMITTAL.


                                       2